Exhibit 10.62

SECOND AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement, dated as of August 3, 2015 (this “Amendment”), is entered into by and among Guardian 8 Corporation, a Nevada corporation (the “Company”), Guardian 8 Holdings, a Nevada corporation (“Parent”), and the investors listed on the signatory pages hereto (each individually, a “Buyer”, and collectively the “Buyers”).

RECITALS:

A. The Company and the Buyers entered into that certain Securities Purchase Agreement (the “Agreement”) dated May 27, 2014, and other Transaction Documents, whereby Parent agreed to sell to Buyers, and Buyers agreed to purchase from Parent, $7,000,000 of convertible senior secured Debentures.

B. On or about March 27, 2015, Buyers holding in excess of 65% of the outstanding Debentures consented to amend the Agreement and other Transaction Documents to (i) allow for up to an additional $5,000,000 of Debentures to be issued by Parent pursuant to the Agreement, (ii) reduce the Debenture Conversion Share price and Warrant Share price to $0.25, and (iii) otherwise conform the Agreement and other Transaction Documents to reflect the intentions of the resolutions made by the Buyers.

C. Effective June 2, 2015, Buyers holding in excess of 65% of the outstanding Debentures consented to amend certain terms of the Agreement, Debentures and other Transaction Documents to (i) extend the Maturity Date of the Debentures to July 31, 2016, (ii) allow for the payment of Interest under the Debentures to be made in restricted shares of Parent’s Common Stock, (iii) reduce the Debenture Conversion Share price to $0.075, (iv) reduce the Warrant Share price to $0.10, and (v) reduce the price per share relating to Forced Conversion Conditions to $0.20 as relates to all Forced Conversions set forth in the Debenture Agreements.

D. On or about June 2, 2015, the Parent sold $625,000 in additional Debentures.

E. The parties to this Amendment wish to amend certain terms of the Agreement, Debentures and other Transaction Documents to allow for the Parent to (i) raise up to $1,000,000 in unsecured debt, in addition to continuing to seek investors to purchase additional Debentures, and (ii) extend the time for the Parent and Company to offer Debentures through September 30, 2015.

F. Section 9(e) of the Agreement, as amended, requires Parent to receive the consent of the Majority Holders of the aggregate number of Registrable Securities issued pursuant to the Agreement and other Transaction Documents.

G. This Amendment shall become effective upon receipt of signatures from a minimum of the Majority Holders.

NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties, intending to be legally bound, agree as follows:

1. Definitions. For the purposes of this Amendment, all capitalized terms used in this Amendment that are not defined herein shall have the meanings ascribed to such terms in the Agreement and other Transaction Documents.

2. Amendments to Agreement. The Buyers hereby consent to amending the Agreement and Debentures to allow for the Parent to incur up to $1,000,000 in unsecured debt, in the form substantially similar to those set forth in the Non-Binding Term Sheet attached hereto as Appendix A.

3. Extension of Offering Expiration Date. The Buyers hereby consent to the Parent and Company continuing to offer and sale up to the remaining Debentures through September 30, 2015.

4. Enforceable Documents. Except as modified herein, the parties agree that all terms and conditions of the Agreement and other Transaction Documents are and shall remain in full force and effect.

5. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6. Applicable Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or electronically shall be deemed to be their original signatures for all purposes.

8. Effective Date. This Amendment shall be effective upon receipt of signatures from the Majority Holders.

SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the Company, Parent and Buyers hereto as of the date first herein above written.

PARENT:

GUARDIAN 8 HOLDINGS,
a Nevada corporation

By: /s/ C. Stephen Cochennet
       C. Stephen Cochennet, CEO/President

COMPANY:

GUARDIAN 8 CORPORATION,
a Nevada corporation

By: /s/ C. Stephen Cochennet
       C. Stephen Cochennet, CEO/President

Buyers Signature Pages to Follow

Buyers:

/s/ C. Stephen Cochennet	/s/ James G. Miller
C. Stephen Cochennet	James G. Miller
($330,000 = 4.60%)	($50,000 = 0.70%)

/s/ Kyle Edwards
Kyle Edwards
($10,000 = 0.14%)

/s/ Jim Nolton
Jim Nolton for Nolton Enterprises
($20,372.60 = 0.28%)

/s/ William Clough
William Clough
($10,000 = 0.14%)

(Additional signatures to follow)

Wolverine Flagship Fund Trading Limited	Pinnacle Family Office Investments, L.P.
($1,270,000 = 17.68%)	($962,500 = 13.40%)

By: /s/ Michael Adamski	By: /s/ Barry M. Kitt

Name: Michael Adamski	Name: Barry M. Kitt

Title: Chief Legal Officer	Title: Manager, Pinnacle Family Office
L.L.C. the General Partner of Pinnacle
Family Office Investments, L.P. dba
Pinnacle III Investments

CK Management, LLC	Atlas Allocation Fund, L.P.
($1,000,000 = 13.92%)	($1,000,000 = 13.92%)

By: /s/ Cary Luskin	By: /s/ Robert H. Alpert

Name: Cary Luskin	Name: Robert H. Alpert

Title: Manager	Title: President of GP

Calm Waters Partnership	Hard 4 Holdings LLC
($500,000 = 6.96%)	($250,000 = 3.48%)

By: /s/ Richard S. Strong	By: /s/ Reid S. Walker

Name: Richard S. Strong	Name: Reid S. Walker

Title: Managing Partner	Title: Managing Member

Brett Luskin
($50,000 = 0.70%)

/s/ Brett Luskin

Taylor Luskin	Cary Luskin
($50,000 = 0.70%)	($50,000 = 0.70%)

/s/ Taylor Luskin	/s/ Cary Luskin

(Additional signatures to follow)

Sandor Capital Master Fund
($200,000 = 2.78%)

By: /s/ John S. Lemak

Name: John S. Lemak

Title: General Partner

Vestal Venture Capital
($80,000 = 1.11%)

By: /s/ Allan R. Lyons

Name: Allan R. Lyons

Title: Managing Member of the
Managing GP

JSL Kids Partners	First Bank & Trust as custodian of the
($50,000 = 0.70%)	Ronald L. Chez IRA
($200,000 = 2.78%)

By: /s/ John S. Lemak	By: /s/ Karen L. Rose

Name: John S. Lemak	Name: Karen L. Rose

Title: General Partner	Title: Vice President & Trust Officer

Kent and Lisa Renae Nelson
($10,000 = 0.14%)

/s/ Kent Nelson

/s/ Lisa Renae Nelson